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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)   March 18, 1994

                            CRANE CO.


     (Exact name of registrant as specified in its Charter)


     Delaware                    1-1657             13-1952290


(State or other juris-      (Commission       (IRS Employer
 diction of incorporation)   File Number)      Identification No.)

          100 First Stamford Place, Stamford, CT 06902


(Address of principal executive offices)             (Zip Code)

                                                    (203) 363-7300
Registrant's telephone number, including area code


                        (Not Applicable)


  (Former name or former address, if changed since last report)







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Item 2.  Acquisition or Disposition of Assets

     On March 18,1994 the Crane Acquisition Corp., a Washington corporation (the"purchaser") and a wholly owned subsidiary of Crane Co., a Delaware corporation acquired 98.7% (5,620,383 shares) of the outstanding stock of ELDEC Corporation, a Washington corporation ("ELDEC") from individual shareholders and trusts for $73,064,979 and thereafter consummated the merger of ELDEC Corporation into Crane Acquisition Corp. The surviving corporation is named ELDEC Corporation and it is anticipated that ELDEC Corporation will continue to operate as a wholly owned subsidiary of Crane Co. Any shares not acquired in the tender offer will be granted the right to receive $13 net per share in cash. The source of the funds used to finance the transaction was short-term borrowings under its uncommitted credit lines.

     ELDEC, designs, manufactures and markets custom electronic and electromechanical products and systems for applications that are technically and environmentally demanding. The company serves both the commercial and military aerospace markets, and its major customers are airframe and aircraft engine manufacturers and electronic systems manufacturers. The company has four product lines; sensing systems that monitor the status of aircraft landing gear, doors and flight surfaces; low voltage and high voltage power supplies for avionic and defense electronic systems; monitor and control devices for aircraft engines, including flowmeters and engine diagnostic systems; battery chargers, transformer-rectifiers and other devices that regulate dc power on an aircraft.


Item 7.  Financial Statements and Exhibits

     a.   Financial Statements of business acquired

     It has been determined that it is impracticable to provide financial statements for ELDEC Corporation, in the form required by Item 7 of Form 8-K within 15 days of the acquisition. Such financial statements are expected to be available and will be filed on or before April 30, 1994.

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     b.  Proforma Financial Information

     It has been determined that it is impracticable to provide proforma financial information relative to ELDEC Corporation in the form required by Item 7 of Form 8-K within 15 days of the acquisition. Such information is expected to be available and will be filed on or before April 30, 1994.

     c.   Exhibits

          a)There is incorporated by reference herein:
               1) Agreement for merger and reorganization, dated as of February 11,1994 among Crane
               Acquisition Corp. and ELDEC Corporation
               contained in Exhibit c(1) to Schedule 14D-1 filed February 17, 1994.

               2) Stock purchase agreement made and entered into as of February 11, 1994 among the individual shareholders and trusts described in Schedule a thereto, Crane co. and Crane
               Acquisition Corp. contained in Exhibit c(2) to schedule 14D-1 filed February 17,1994.

     Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            Crane Co.
                                            Registrant

March 31, 1994
                                         By:/s/ P.R. Hundt
                                            P.R. Hundt
                                            Vice President


                                         By:/s/ M.L. Raithel
                                            M.L. Raithel
                                            Controller-Chief
                                            Accounting Officer